UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2013

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54444 (Commission File Number)	27-1739487 (I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 900 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2013, Red Mountain Resources, Inc. (the “Company”) entered into letter agreements with two creditors of Pure Energy Group, Inc. (“Pure Energy”), the predecessor to Cross Border Resources, Inc. (“Cross Border”). Cross Border is a subsidiary of the Company. Pursuant to a plan of reorganization for Pure Energy approved by the United States Bankruptcy Court, the creditors were entitled to receive an aggregate of $1.3 million in fees for their claims from the future net revenues of Cross Border. Pursuant to the letter agreements, Cross Border will pay half of the fees in cash, and the Company will issue an aggregate of 745,854 shares of common stock to the creditors for payment of the other half of the fees. The issuance of the Company’s common stock pursuant to the letter agreements is expected to occur on or about March 15, 2013. In connection with the letter agreements, Cross Border agreed to issue an aggregate of 422,650 shares of its common stock to the Company in consideration for the Company’s issuance of its common stock to the creditors.

On February 28, 2013, the Company entered into stock purchase agreements with two stockholders of Cross Border pursuant to which the stockholders sold an aggregate of 299,383 shares of Cross Border common stock in exchange for the issuance of 598,766 shares of the Company’s common stock.

The offer and sale of the Company’s common stock pursuant to the letter agreements and the purchase agreements was made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock was conducted without general solicitation or general advertising, the creditors and purchasers each represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and the creditors and purchasers each represented that the common stock was acquired for its own account and was not intended to be sold or disposed of in violation of securities laws. The common stock certificates will also contain appropriate restricted stock legends.

Item 8.01 Other Events.

On February 28, 2013, the Company elected to convert the entire outstanding amount due under certain unsecured promissory notes issued by Cross Border at a conversion price of $1.50 per share. The outstanding principal and accrued interest on the promissory notes as of February 25, 2013 was approximately $917,450. Pursuant to the conversion, Cross Border issued 611,630 shares of common stock to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 6, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer